Exhibit 99.1

Millipore Reports Second Quarter Financial Results

Eleven percent organic revenue growth driven by exceptional Bioprocess Division performance

BILLERICA, Mass. – July 31, 2007 – Millipore Corporation (NYSE:MIL), a life science leader that provides technologies, tools and services for bioscience research and biopharmaceutical manufacturing, today reported financial results for its second quarter ended June 30, 2007.

Revenues for the second quarter grew 40 percent, totaling $383.2 million. Changes in foreign exchange rates increased total revenue growth by approximately 4 percent. Excluding currency rate changes and acquisitions, Millipore’s organic revenue growth in the second quarter was 11 percent, which included 14 percent organic growth in its Bioprocess Division and 5 percent organic growth in its Bioscience Division.

On a GAAP basis, the Company reported second quarter net income of $28.4 million, or $0.52 per share, compared to $29.1 million, or $0.54 per share in the same period last year. Non-GAAP net income in the second quarter was $44.4 million, or $0.81 per share, compared to $36.7 million, or $0.68 in the second quarter of 2006. Stock-based compensation expense in the second quarter of 2007 was $4.3 million, or $0.05 per diluted share, and is reflected in both GAAP and non-GAAP earnings per share. A reconciliation of all GAAP to non-GAAP financial measures is provided in the Company’s financial tables accompanying this press release.

For the first six months of 2007, revenues grew 39 percent. Changes in foreign exchange rates increased total revenue growth by approximately 4 percent. Excluding currency rate changes and acquisitions, Millipore’s organic revenue growth for the first six months of 2007 was 9 percent, which included 12 percent organic revenue growth from its Bioprocess Division and 5 percent organic revenue growth in its Bioscience Division. On a GAAP basis, the Company reported net income of $55.1 million, or $1.01 per share for the first six months of 2007, compared to $63.7 million, or $1.18 per share in the same period last year. Non-GAAP net income for the first six months was $85.0 million, or $1.55 per share, compared to $74.8 million, or $1.38 per share in the second quarter of 2006.

“Our Bioprocess Division reported outstanding revenue growth and the Company generated a significant year-over-year increase in our non-GAAP operating margin for the fourth straight quarter,” said Martin Madaus, Chairman & CEO of Millipore. “We also successfully completed the integration of Serologicals in the second quarter. During the intense twelve-month integration process, we met more than 800 milestones and are now operating as one company, on common systems.

“Despite this strong overall performance, our Bioscience Division is not delivering the double-digit organic revenue growth we expected at the beginning of the year. Our efforts to grow our market share and increase the productivity of our sales organization are taking longer than expected due to our focus on completing the integration. As a result, we no longer expect the Bioscience Division’s organic growth in 2007 to outpace the growth of the overall market. With the integration now complete, all of our focus will be on leveraging our investments in sales training, new products, new marketing initiatives, and a revamped e-business platform to accelerate our performance.”

Second Quarter Highlights

•	Bioprocess Division generated 14 percent organic revenue growth and delivered strong growth in all geographic regions

•	Bioscience Division delivered solid performance in its Laboratory Water business unit led by the continued strength of its new Milli-Q® Advantage product

•	Non-GAAP operating margins increased 300 basis points year-over-year from 16.8 percent to 19.8 percent

•	The Company completed the twelve-month integration of its Serologicals acquisition

•	The Company continued to strengthen its new product development pipeline as part of its efforts to increase its R&D productivity

Revenue Growth by Geography ($ millions):

	Three Months Ended			Six Months Ended
	June 30, 2007	July 1, 2006	% Growth	June 30, 2007	July 1, 2006	% Growth
Americas	$170.6	$116.9	46%	$333.4	$230.0	45%
Europe	149.4	111.4	34%	295.8	220.5	34%
Asia/Pacific	63.2	45.5	39%	126.0	91.7	37%

Total	$383.2	$273.8	40%	$755.2	$542.2	39%

Revenue Growth by Division ($ millions):

	Three Months Ended			Six Months Ended
	June 30, 2007	July 1, 2006	% Growth	June 30, 2007	July 1, 2006	% Growth
Bioprocess	$226.8	$166.9	36%	$441.1	$330.6	33%
Bioscience	156.4	106.9	46%	314.1	211.6	48%

Total	$383.2	$273.8	40%	$755.2	$542.2	39%

Quarterly Earnings Call

Millipore will host a conference call and webcast to discuss its financial results, business outlook, and related corporate and financial matters at 4:45 p.m. Eastern Time today. The call can be accessed through Millipore’s website: http://www.millipore.com. A replay of the call will be archived on the Investor Relations section of the website and will also be available via telephone by dialing (800) 642-1687 or (706) 645-9291 and entering confirmation code: 3838336. The telephonic replay will be available beginning at 8:00 p.m. ET on July 31, 2007 until 11:59 p.m. ET on August 3, 2007.

About Millipore

Millipore is a leading provider of products and services that improve productivity and results in biopharmaceutical manufacturing and in clinical, analytical and research laboratories. The Company is organized in two operating divisions. Its Bioprocess Division helps pharmaceutical and biotechnology companies to optimize their manufacturing productivity, ensure the quality of drugs, and scale up the production of difficult-to-manufacture biologics. Its Bioscience Division helps optimize laboratory productivity and workflows by providing reagents, kits and other enabling technologies and products for life science research and development. Millipore has a deep understanding of its customers’ research and manufacturing process needs, and offers reliable and innovative tools, technologies and services. The Company is part of the S&P 500 Index and employs approximately 6,000 employees worldwide. For additional information on Millipore Corporation, please visit its website at: www.millipore.com.

Use of Non-GAAP Financial Measures

The non-GAAP financial measures used in this press release – which are non-GAAP gross profit, non-GAAP gross profit margin, non-GAAP operating income, non-GAAP operating margin, non-GAAP pre-tax income, non-GAAP net income, and non-GAAP diluted earnings per share – exclude costs related to our manufacturing consolidation strategy, acquisition integration and restructuring expenses related to the acquisition of Serologicals, amortization of intangible assets, inventory fair value adjustments related to business acquisitions, bridge loan commitment fees in connection with the acquisition of Serologicals and a change in a tax accrual. There are limitations in using non-GAAP financial measures as they are not prepared in accordance with generally accepted accounting principles and may be different than non-GAAP financial measures used by other companies.

We believe that the non-GAAP financial measures provide useful and supplementary information to investors regarding our quarterly performance. It is our belief that these non-GAAP financial measures have been particularly useful to investors over the last couple of years because of the significant changes that have occurred outside of our day-to-day business in accordance with the execution of our new strategy. This strategy includes strengthening our leadership position with bioscience customers, becoming a strategic supplier in bioscience research markets, leading our industry in product quality and manufacturing effectiveness, becoming a magnet for talent, and doubling the value of the Company between 2004 and 2009. The financial impact of certain elements of these activities, particularly our manufacturing consolidation strategy and acquisitions, are often large relative to our overall financial performance and most of the related charges are recorded in one or two financial quarters but not in other financial quarters, which can adversely affect the comparability of our results on a period-to-period comparable basis. As an example, the scope and scale of our manufacturing consolidation strategy was the largest in our history. When we complete this initiative, we will have closed six manufacturing plants.

We regularly use non-GAAP financial measures internally to understand, manage, and evaluate our business results and make operating decisions. We also measure our employees and compensate them, in part, based on such non-GAAP measures. For the same reasons, we also use this information for our forecasting activities. The non-GAAP financial measures presented herein also facilitate comparisons to our historical operating results, which have consistently been presented in this manner.

Non-GAAP financial measures should not be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. They are limited in value because they exclude charges that have a material effect on our reported results and, therefore, should not be relied upon as the sole financial measures to evaluate our financial results. The non-GAAP financial measures are meant to supplement, and to be viewed in conjunction with, GAAP financial measures. Investors are encouraged to review the reconciliation of the financial measures to their most directly comparable GAAP financial measures as provided in the tables accompanying this press release. Our earnings guidance, however, is only provided on a non-GAAP basis. It is not feasible to provide GAAP diluted earnings per share guidance because the items excluded, other than amortization expense, are difficult to predict and estimate and are primarily dependent on future events.

Forward Looking Statements:

The matters discussed herein, as well as in future oral and written statements by management of Millipore Corporation that are forward-looking statements, are based on current management expectations that involve substantial risks and uncertainties which could cause actual results to differ materially from the results expressed in, or implied by, these forward-looking statements.

Potential risks and uncertainties that could affect Millipore’s future operating results include, without limitation, the inability to successfully integrate Serologicals or other acquired businesses; failure to achieve design wins into our pharmaceutical and biotechnology customers’ manufacturing design phase for a particular drug; delay, suspension or termination of a customer’s volume production; lack of availability of raw materials or component products on a timely basis; regulatory delay in the approval of new therapeutics; limitations on cash flow available for operations and investment due to increased debt service obligations; the inability to establish and maintain necessary product and process quality levels; reduced demand for cell culture products using bovine serum; the inability to realize the expected benefits of development, marketing, licensing and other alliances; competitive factors such as new membrane or chromatography technology; the inability to achieve anticipated cost benefits of our supply chain initiative; risks relating to our concentration of principal manufacturing operations; the inability to utilize technology in current or planned products due to overriding rights by third parties; potential environmental liabilities; conditions in the economy in general and in the bioscience and bioprocess markets in particular; foreign exchange fluctuations; reduced private and government research funding; exposure to product liability claims; and difficulties inherent in transferring or outsourcing of manufacturing operations. Please refer to our filings with the SEC, including our most recent Annual Report on Form 10-K, for more information on these and other risks that could cause actual results to differ.

-tables follow-

Contacts:

Joshua Young

Director, Investor Relations

Millipore Corporation

(978) 715-1527

(800) 225-3384

joshua_young@millipore.com

Lynn Garvin

Vice President, Corporate Communications

Millipore Corporation

(978) 715-1043

lynn_garvin@millipore.com

Millipore Corporation

Condensed Consolidated Statements of Operations

(In thousands, except per share data)

(Unaudited)

	Three Months Ended		Six Months Ended
	June 30, 2007	July 1, 2006	June 30, 2007	July 1, 2006
Net sales	$383,175	$273,775	$755,167	$542,190
Cost of sales	182,782	130,249	364,911	256,021

Gross profit	200,393	143,526	390,256	286,169

Selling, general and administrative expenses	123,060	87,538	245,904	169,824
Research and development expenses	25,993	19,717	53,457	38,130

Operating income	51,340	36,271	90,895	78,215

Interest income	299	9,268	770	16,160
Interest expense	(16,325)	(7,992)	(33,073)	(12,185)

Income before income taxes and minority interest	35,314	37,547	58,592	82,190
Provision for income taxes	5,869	7,986	1,519	18,001
Minority interest	1,032	424	2,001	521

Net income	$28,413	$29,137	$55,072	$63,668

Diluted earnings per share	$0.52	$0.54	$1.01	$1.18

Diluted weighted average shares outstanding	54,910	54,207	54,745	54,051

Millipore Corporation

Condensed Consolidated Balance Sheets

(In thousands)

(Unaudited)

	June 30, 2007	December 31, 2006
ASSETS
Current assets:
Cash and cash equivalents	$53,885	$77,481
Accounts receivable, net	301,275	277,410
Inventories	263,356	256,666
Assets held for sale	18,948	17,150
Deferred income taxes and other current assets	88,580	80,648

Total current assets	726,044	709,355
Property, plant and equipment, net	546,715	525,903
Deferred income taxes	7,978	8,366
Intangible assets, net	459,907	488,303
Goodwill	1,015,779	1,014,194
Other assets	24,182	25,370

Total assets	$2,780,605	$2,771,491

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Notes payable	$—	$100,000
Accounts payable	111,283	110,017
Accrued expenses and other current liabilities	132,505	172,091
Income taxes payable and deferred income taxes	10,888	19,722

Total current liabilities	254,676	401,830
Long-term debt	1,383,614	1,316,256
Deferred income taxes	15,285	16,121
Other liabilities	81,500	83,793
Minority interest	5,651	5,080
Shareholders’ equity	1,039,879	948,411

Total liabilities and shareholders’ equity	$2,780,605	$2,771,491

Millipore Corporation

Condensed Consolidated Statements of Cash Flows

(In thousands)

(Unaudited)

	Six Months Ended
	June 30, 2007	July 1, 2006
Cash flows from operating activities:
Net income	$55,072	$63,668
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	60,820	28,094
Stock-based compensation	7,223	5,762
Deferred income tax (benefit) provision	(7,717)	4,776
Business acquisition inventory fair value adjustments	11,121	—
Other	(3,095)	(6,456)
Changes in operating assets and liabilities:
Accounts receivable	(20,604)	(12,972)
Inventories	(13,764)	(10,279)
Other assets	4,929	(1,735)
Accrued income taxes	(4,239)	(21,909)
Other liabilities	(40,823)	(24,718)

Net cash provided by operating activities	48,923	24,231

Cash flows from investing activities:
Additions to property, plant and equipment	(53,580)	(51,351)
Proceeds/purchases of marketable securities, net	—	(152,762)
Acquisition of businesses, net of cash acquired	—	(8,584)
Other	632	—

Net cash used in investing activities	(52,948)	(212,697)

Cash flows from financing activities:
Proceeds from issuance of common stock under stock plans	29,580	41,967
Payment of long term debt	(100,000)	—
Borrowings (repayments) under the revolving credit facility	50,459	(20,108)
Issuance of debt	—	860,877
Other	(1,874)	4,465

Net cash (used in) provided by financing activities	(21,835)	887,201

Effect of foreign exchange rates on cash and cash equivalents	2,264	3,340

Net (decrease) increase in cash and cash equivalents	(23,596)	702,075
Cash and cash equivalents at beginning of period	77,481	537,052

Cash and cash equivalents at end of period	$53,885	$1,239,127

Millipore Corporation

Reconciliation of GAAP to Non-GAAP Financial Measures

Three Months Ended June 30, 2007

(dollars in thousands, except EPS data)

	Gross Profit	Gross Profit Margin	Operating Income	Operating Margin	Pre-tax Income	Net Income	Diluted EPS
GAAP results, three months ended June 30, 2007	$200,393	52.3%	$51,340	13.4%	$35,314	$28,413	$0.52

Non-GAAP adjustments:
Costs related to manufacturing consolidation strategy	3,484	0.9%	3,484	0.9%	3,484	2,282	0.04
Business acquisition inventory fair value adjustments	1,956	0.5%	1,956	0.5%	1,956	1,281	0.02
Acquisition integration and restructuring expenses	1,487	0.4%	4,465	1.2%	4,465	2,925	0.05
Purchased intangibles amortization	2,363	0.6%	14,568	3.8%	14,568	9,543	0.18
Change in tax accrual						—	—

Total non-GAAP adjustments	9,290	2.4%	24,473	6.4%	24,473	16,031	0.29

Non-GAAP results, three months ended June 30, 2007	$209,683	54.7%	$75,813	19.8%	$59,787	$44,444	$0.81

Millipore Corporation

Reconciliation of GAAP to Non-GAAP Financial Measures

Six Months Ended June 30, 2007

(dollars in thousands, except EPS data)

	Gross Profit	Gross Profit Margin	Operating Income	Operating Margin	Pre-tax Income	Net Income	Diluted EPS
GAAP results, six months ended June 30, 2007	$390,256	51.7%	$90,895	12.0%	$58,592	$55,072	$1.01

Non-GAAP adjustments:
Costs related to manufacturing consolidation strategy	7,232	0.9%	7,232	0.9%	7,232	4,934	0.09
Business acquisition inventory fair value adjustments	11,121	1.5%	11,121	1.5%	11,121	7,765	0.14
Acquisition integration and restructuring expenses	2,073	0.3%	9,485	1.3%	9,485	6,476	0.12
Purchased intangibles amortization	4,718	0.6%	29,113	3.9%	29,113	19,833	0.36
Change in tax accrual						(9,100)	(0.17)

Total non-GAAP adjustments	25,144	3.3%	56,951	7.6%	56,951	29,908	0.54

Non-GAAP results, six months ended June 30, 2007	$415,400	55.0%	$147,846	19.6%	$115,543	$84,980	$1.55

Millipore Corporation

Reconciliation of GAAP to Non-GAAP Financial Measures

Three Months Ended July 1, 2006

(dollars in thousands, except EPS data)

	Gross Profit	Gross Profit Margin	Operating Income	Operating Margin	Pre-tax Income	Net Income	Diluted EPS
GAAP results, three months ended July 1, 2006	$143,526	52.4%	$36,271	13.2%	$37,547	$29,137	$0.54

Non-GAAP adjustments:
Costs related to manufacturing consolidation strategy	6,339	2.3%	6,339	2.3%	6,339	4,329	0.08
Acquisition related expenses	70	0.1%	1,955	0.7%	1,955	1,335	0.02
Purchased intangibles amortization			1,488	0.6%	1,488	1,016	0.02
Bridge loan commitment fees in connection with acquisition of Serologicals					1,310	895	0.02

Total non-GAAP adjustments	6,409	2.4%	9,782	3.6%	11,092	7,575	0.14

Non-GAAP results, three months ended July 1, 2006	$149,935	54.8%	$46,053	16.8%	$48,639	$36,712	$0.68

Millipore Corporation

Reconciliation of GAAP to Non-GAAP Financial Measures

Six Months Ended July 1, 2006

(dollars in thousands, except EPS data)

	Gross Profit	Gross Profit Margin	Operating Income	Operating Margin	Pre-tax Income	Net Income	Diluted EPS
GAAP results, six months ended July 1, 2006	$286,169	52.8%	$78,215	14.4%	$82,190	$63,668	$1.18
Non-GAAP adjustments:
Costs related to manufacturing consolidation strategy	10,564	1.9%	10,564	2.0%	10,564	6,967	0.13
Acquisition related expenses	70	0.0%	1,955	0.4%	1,955	1,335	0.02
Purchased intangibles amortization			2,920	0.5%	2,920	1,911	0.03
Bridge loan commitment fees in connection with acquisition of Serologicals					1,310	895	0.02

Total non-GAAP adjustments	10,634	1.9%	15,439	2.9%	16,749	11,108	0.20

Non-GAAP results, six months ended July 1, 2006	$296,803	54.7%	$93,654	17.3%	$98,939	$74,776	$1.38

Non-GAAP Gross Profit and Gross Profit Margin

The calculation of non-GAAP gross profit and gross profit margin is displayed in the above tables. Non-GAAP gross profit and gross profit margin exclude the costs related to our manufacturing consolidation strategy for the reasons described above in the introductory paragraphs of the “Use of Non-GAAP Financial Measures” section of this press release. Non-GAAP gross margin and gross profit margin exclude the amortization of intangible assets and acquired inventory fair value adjustments from business acquisitions because (1) the amounts are non-cash, (2) we can not influence the timing and amount of future expense recognition, and (3) excluding such expenses provides investors and management better visibility into the components of operating expenses. In addition, non-GAAP gross profit and gross profit margin exclude the one-time acquisition and related integration expenses in connection with the acquisition of Serologicals because this is the largest acquisition in recent Millipore history.

Non-GAAP Operating Income and Operating Margin

The calculation of non-GAAP operating income and operating margin is displayed in the above tables. Non-GAAP operating income and operating margin exclude the amortization of intangible assets and acquired inventory fair value adjustments related to business acquisitions because (1) the amounts are non-cash, (2) we can not influence the timing and amount of future expense recognition, and (3) excluding such expenses provides investors and management better visibility into the components of operating expenses. The calculation of non-GAAP operating income and operating margin also exclude the costs related to our manufacturing consolidation strategy and severance related to leadership changes and division consolidation for the reasons described above in the introductory paragraphs of the “Use of Non-GAAP Financial Measures” section of this press release. Non-GAAP operating income and operating margin exclude one-time acquisition and related integration expenses in connection with the acquisition of Serologicals because this is the largest acquisition in recent Millipore history.

Non-GAAP Pre-tax Income

The calculation of non-GAAP pre-tax income is displayed in the above tables. The calculation of non-GAAP pre-tax income also excludes costs related to our manufacturing consolidation strategy; acquisition and integration expenses; amortization of intangible assets; and acquired inventory fair value adjustments related to business acquisitions for the reasons described for operating income and operating margin above. Non-GAAP pre-tax income also excludes bridge loan commitment fees in connection with the acquisition of Serologicals.

Non-GAAP Net Income

The calculation of non-GAAP net income is displayed in the above tables. Non-GAAP net income excludes an adjustment to the income tax accrual because this is a significant non-recurring item affecting the income tax provision. Because pre-tax income is included in the net income calculation, the net income calculation also excludes costs related to our manufacturing consolidation strategy; acquisition integration expenses in connection with the acquisition of Serologicals; amortization of intangible assets; bridge loan commitment fees and acquired inventory fair value adjustments related to business acquisitions for the reasons described for pre-tax income above.

Non-GAAP Diluted Earnings per Share

The calculation of non-GAAP diluted earnings per share is displayed in the above tables. Because net income is included in the diluted earnings per share calculation, the diluted earnings per share calculation excludes the amounts for costs related to our manufacturing consolidation strategy; acquisition integration expenses in connection with the acquisition of Serologicals; amortization of intangible assets, acquired inventory fair value adjustments related to business acquisitions; bridge loan commitment fees and an adjustment to the income tax accrual for the reasons described for net income above.

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